Exhibit 3.2
AMENDED AND RESTATED
BY-LAWS
of
CONDUENT INCORPORATED

October 31, 2023
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Table of Contents
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Table of Contents
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ARTICLE I
MEETINGS OF SHAREHOLDERS
SECTION 1.Annual Meetings: A meeting of shareholders entitled to vote shall be held for the election of directors and the transaction of other business each year in such month and on such day (except a Saturday, Sunday or holiday) as determined by the Board of Directors.
SECTION 2.Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors or the Secretary at the request, in proper form and meeting the delivery and other requirements of this Section 2, of the holders of record of not less than 20% of the outstanding shares of the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) which shares are determined to be “Net Long Shares” in accordance with this Section 2 (the “Requisite Percentage”).
For purposes of this Section 2 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such holder’s “net long position” as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such holder’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant shareholder request for a special meeting and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Common Stock on the primary stock exchange on which the Common Stock is then listed on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such holder shall be reduced by the number of shares as to which such holder does not, or will not, have the right to vote or direct the vote at the special meeting or as to which such holder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2 and related provisions of these By-Laws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the shareholders.
(a)To be in proper form, such shareholder request for a special meeting shall:
(1)be directed to the Secretary in writing and shall be signed by each shareholder of record requesting the special meeting, or a duly authorized agent of such shareholder of record, and by each beneficial owner, if any, on whose behalf the request is being made;
(2)be accompanied by a written notice setting forth the specific purpose(s) of the special meeting and information required by Section 6, including, without limitation, the information as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the shareholder(s) of record requesting the special meeting and the beneficial owner(s), if any, on whose behalf the request is being made; and
(3)a representation by the shareholder(s) of record requesting the special meeting and the beneficial owner(s), if any, on whose behalf the request is being made that such person is a shareholder of record of Common Stock or a beneficial owner of Common Stock, as applicable, entitled to vote at the special meeting and intends to appear in person or by proxy at the special meeting to propose the action specified in the request.
(b)A special meeting requested by shareholders shall be held at such date, time and place, if any, as may be designated by the Board of Directors or Chairman of the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after receipt by the Secretary of a request satisfying the requirements of this Section 2. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if:
(1)a valid request is not delivered in the manner and form prescribed pursuant to this Section 2;
(2)the shareholder request for a special meeting is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting;
(3)the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law or these By-Laws;
(4)the Chairman of the Board of Directors or the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 120 days of the time the Secretary receives the shareholder request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the shareholder request;
(5)an identical or substantially similar item, as determined in good faith by the Board of Directors, was presented at any meeting of shareholders held within 12 months prior to the shareholder request for a special meeting;
(6)documentary evidence of the record and beneficial ownership of such shares of Common Stock as of the record date is not established as required by this Section 2 and Section 6; or
(7)the shareholder request for a special meeting was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(c)A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the requisite number of shares of Common Stock entitling the shareholders to request a special meeting be called in Section 2(a), the Chairman of the Board of Directors or the Board of Directors, in their discretion, may cancel the special meeting. If none of the shareholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.
(d)In the event that any information provided in any such shareholder request ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, the shareholder(s) who submitted the written request shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect. In the event of any such inaccuracy or omission, the Corporation may also omit or, to the extent feasible, remove any such inaccurate information from its proxy materials and/or otherwise communicate to its shareholders notice of the existence of such inaccuracy or omission.
(e)Business transacted at special meetings shall be confined to the purposes stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation in accordance with Section 4. Business transacted at a special meeting held pursuant to a shareholder request shall not include the removal of members of the Board of Directors or the election of members of the Board of Directors (which matters shall only be taken at the annual meeting of the shareholders or at a special meeting called by the Chairman of the Board of Directors or the Board of Directors), until such time that a single person or entity or “group” of persons or entities who have filed as a “group” as defined under Section 13(d) of the Exchange Act, owns at least a majority of the outstanding stock of the Corporation. Following such time, the removal, replacement and election of directors may occur at a special meeting held pursuant to a shareholder request.
(f)Any shareholder(s) requesting a special meeting shall promptly provide any information reasonably requested by the Corporation.
SECTION 3.Place of Meetings: Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, or by means of electronic communications, as may be fixed by the Board of Directors. The board of directors may, in its discretion, authorize shareholders not physically present, in person or by proxy, at a meeting of shareholders to participate in the proceedings of such meeting and/or vote or grant proxies with respect to matters submitted to the shareholders at such meeting by means of electronic communication. A shareholder participating in a shareholders' meeting by such means is deemed to be present in person at the meeting.
SECTION 4.Notice of Meetings:
(a)Notice of each meeting of shareholders shall be in writing and shall state (1) the place, date and hour of the meeting and (2) the means of electronic communications, if any, by which shareholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting. Notice of a special meeting shall state the purpose or purposes for which it is being called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders, fulfilling the requirements of Section 623 of the Business Corporation Law of the State of New York (the “NYBCL”) to receive payment for their shares of stock of the Corporation, the notice of such meeting shall include a statement of that purpose and to that effect.
(b)A copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United

States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.
(c)Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person, electronically or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.
SECTION 5.Quorum and Adjourned Meetings:
(a)At any annual or special meeting the holders of a majority of the votes of shares of stock of the Corporation entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
(b)Despite the absence of a quorum, the shareholders present may adjourn the meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under Section 4 of this Article I of these By-Laws.
SECTION 6.Nominations and Business at Meetings:
(a)At any annual or special meeting of shareholders, only persons who are nominated or business which is proposed in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors or considered for action by shareholders.
(b)Nominations of persons for election to the Board of Directors of the Corporation may be made or business proposed at an annual or special meeting of shareholders (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice and other procedures set forth in these By-Laws and, with respect to nominations, the requirements of Rule 14a-19 under the Exchange Act. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be properly requested by a shareholder pursuant to timely notice in writing to the Secretary of the Corporation in accordance with this Section 6 and, with respect to nominations, the requirements of Rule 14a-19 under the Exchange Act and such business proposals must, under applicable law, be a proper matter for shareholder action. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, or brought before a special meeting, a shareholder must (A) in the case of a special meeting, with respect to (i) nominations of persons for election to the Board, either have called such meeting in accordance with Section 2 or be making nominations solely in response to nominations made by the Corporation or by another shareholder who has properly called such special meeting in accordance with Section 2 or (ii) proposals of business to be conducted at such special meeting, have properly called such special meeting in accordance with Section 2, (B) be a shareholder of record at the time of giving of notice of such annual or special meeting by or at the direction of the Board of Directors and at the time of the annual or special meeting, (C) be entitled to vote at such annual or special meeting and (D) comply with the procedures set forth in these By-Laws as to such business or nomination.
(c)In the case of an annual meeting, to be timely, a shareholder’s notice shall be delivered to the Secretary or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Corporation’s proxy statement was released to security holders in connection with the previous year’s annual meeting; provided, that, if the Corporation did not hold such previous year’s annual meeting or if the anniversary date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such shareholder’s notice shall be so delivered to the Secretary or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following the date on which public announcement of the date of the annual meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
(d)In the case of a special meeting, to be timely, a shareholder’s notice shall be delivered to the Secretary or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the date of such special meeting; provided, that, if the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, then such shareholder’s notice shall be so delivered to the Secretary or mailed and received by the Secretary at the principal executive offices of the Corporation no later than the 10th day following the day on which public announcement of the date of the special meeting is first made. In no event shall an adjournment or postponement of a special meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.
(e)In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary or mailed and received by the Secretary at the principal executive offices of the Corporation such that it is received not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.
(f)To be in proper form, such shareholder’s notice shall set forth, in such format or formats as prescribed by the board and provided by the Secretary of the Corporation (including, but not limited to formats with respect to both the questionnaire and the agreement referenced below):
(1)as to each person whom such shareholder proposes to nominate for election or reelection as a director: (A) the name, age, business and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five years); (C) a completed and signed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary within 10 days after receiving a written request therefor), and a written and signed representation and agreement of the nominee that such individual: (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation and (y) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; (ii) agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request; and (iii) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, if elected as a director of the Corporation, would be in compliance with and will comply, with all applicable corporate governance, conflict of interest, confidentiality, stock ownership, and stock trading policies and guidelines of the Corporation publicly disclosed from time to time); and (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(2)as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such person on whose behalf such proposal is made;
(3)as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (B) the class or series and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and/or their respective affiliates or associates or others acting in concert therewith; (C) a description of all agreements, arrangements, relationships and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including, without limitation, their names) in connection with the proposal of such business by such shareholder; (D) any option, warrant, convertible security, swap, hedging transaction, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation; (F) any short interest in a security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value or the subject security); (G) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation; (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (I) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household or any affiliates of such shareholder (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (J) any other information relating to such shareholder and beneficial owner, if any, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(4)a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(5)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(6)if any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business, a statement disclosing the name of each participant in such solicitation and a representation that such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert, therewith intends to deliver a proxy statement and form of proxy to holders of at least 67% of the voting shares, or any such higher percentage required under applicable law to approve or adopt the relevant proposal;
(7)a certification that each such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a shareholders of the Corporation; and
(8)the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other shareholders by such supporting shareholder would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s).
(g)No person shall be eligible for election as a director of the Corporation and no business shall be conducted at the meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 6. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this Section 6 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded, notwithstanding that proxies or votes in respect of such nominee may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if any shareholder or beneficial owner, if any, on whose behalf a nomination is made (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these By-Laws) and (2) subsequently notifies the Corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-9 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder or such beneficial owner has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any shareholder or beneficial owner, if any, on whose behalf the nomination is made, provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such shareholder or such beneficial owner shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
(h)At the request of the Corporation, each person whom a shareholder proposes to nominate for election or reelection as a director must:
(1)provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, that (A) such person has read and agrees, if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and any other Corporation policies and guidelines applicable to directors, and (B) that such person is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how such person would vote or act on any issue or question as a director, in each case that has not been fully disclosed to the Corporation;
(2)submit completed and signed questionnaires required of the directors (forms of which shall be made available by the Secretary following written request); and

(3)provide such additional information as necessary to permit the Board of Directors to determine if such person is independent under the listing standards of each principal U.S. exchange upon which the Common Stock is listed, any applicable rules of the Securities and Exchange Commission (the “SEC”) and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors. If any information or communications provided by or on behalf of the shareholder or the person whom such shareholder proposes to nominate for election or reelection as a director to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, the shareholder or the person whom such shareholder proposes to nominate for election or reelection as a director, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.
(i)Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
SECTION 7.Organization: At every meeting of the shareholders, the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, a person selected by a majority of the directors present at the meeting, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, and in the absence of both the Secretary and an Assistant Secretary, a person selected by a majority of the directors present at the meeting shall act as secretary of the meeting.
SECTION 8.Voting:
(a)Whenever any corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares of stock of the Corporation entitled to vote thereon. An abstention shall not constitute a vote cast.
(b)In an uncontested election, any incumbent nominee for director who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation promptly after such election. The independent directors shall then decide, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the SEC.
SECTION 9.Qualification of Voters:
(a)Every shareholder of record of Common Stock shall be entitled at every meeting of such shareholders to one vote for every share of Common Stock standing in his or her name on the record of shareholders.
(b)Shares of stock of the Corporation belonging to the Corporation and shares of stock of the Corporation held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares of stock of the Corporation entitled to vote or to be counted in determining the total number of outstanding shares of stock of the Corporation.
(c)Shares of stock of the Corporation having voting power held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or, if authorized by the board of directors, by electronic communication or by proxy, without transfer of such shares into his or her name. Shares of stock of the Corporation having voting power held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.
(d)Shares of stock of the Corporation having voting power standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the by-laws of such corporation may provide, or in the absence of such provision, as the board of directors of such corporation may provide.
SECTION 10.Proxies:
(a)Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.
(b)No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.
(c)The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.
(d)Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:
(1)A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, without limitation, by facsimile signature.
(2)A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

(e)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
SECTION 11.Inspectors of Election:
(a)The Board of Directors, in advance of any shareholders’ meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at a shareholders’ meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.
(b)The inspectors shall determine the number of outstanding shares of stock of the Corporation and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.
SECTION 12.List of Shareholders at Meetings: A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.
ARTICLE II
BOARD OF DIRECTORS
SECTION 1.Power of Board and Qualification of Directors: The business of the Corporation shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.
SECTION 2.Number, Term of Office and Classification:
(a)The Board of Directors shall consist of one or more directors. The number of directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of shareholders directors shall be elected to hold office until the next annual meeting.
(b)All directors shall have equal voting power.

SECTION 3.Organization: At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, if the Chief Executive Officer is a director, the Chief Executive Officer, or if the Chief Executive Officer is not a director or in his or her absence, if the President is a director, the President, or if the President is not a director or in his or her absence, a chairman chosen by a majority of the directors present at the meeting shall preside. The Secretary shall act as secretary of the Board of Directors. In the event the Secretary shall be absent from any meeting of the Board of Directors, a majority of the directors present at the meeting shall select the secretary.
SECTION 4.Resignations and Removal: Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery. No director may be removed from the Board of Directors without cause, except as provided in Section 2 of Article Seventh of the Certificate of Incorporation.
SECTION 5.Vacancies: Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may only be filled by a vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy shall hold office until the next annual meeting.
SECTION 6.Place of Meeting: The Board of Directors may hold its meetings at such place or places within or without the State of New York, or by means of electronic communications, as the Board of Directors may from time to time by resolution determine.
SECTION 7.First Meeting: On the day of each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
SECTION 8.Regular Meetings: Regular meetings of the Board of Directors may be held at such times as may be fixed from time to time by resolution of the Board of Directors without notice.
SECTION 9.Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by any two of the directors. Oral, telegraphic, electronic or written notice shall be given, sent, transmitted or mailed not less than one day before the meeting and shall state, in addition to the purposes, the date, place, if any, and hour of such meeting.
SECTION 10.Waivers of Notice: Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.
SECTION 11.Quorum and Manner of Acting:
(a)If the number of directors is twelve or more, seven directors shall constitute a quorum for the transaction of business or any specified item of business. If the number of directors is less than twelve, a majority of the entire Board of Directors shall constitute a quorum.
(b)A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place without notice to any director.

SECTION 12.Written Consents: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
SECTION 13.Participation At Meetings By Telephone: Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
SECTION 14.Compensation: The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.
SECTION 15.Interested Directors:
(a)No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose, provided that the parties to the contract or transaction establish affirmatively that it was fair and reasonable as to the Corporation at the time it was approved by the Board, a committee, or the shareholders.
(b)Any such contract or transaction may not be avoided by the Corporation for the reasons set forth in paragraph (a) of this Section 15, if
(1)the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient for such purpose, by unanimous vote of the disinterested directors (although common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transactions), or
(2)the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.
SECTION 16.Loans to Directors: The Corporation may not lend money to or guarantee the obligation of a director of the Corporation unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares of stock of the Corporation entitled to vote thereon constituting a quorum, but shares of stock of the Corporation held of record or beneficially by directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

ARTICLE III
COMMITTEES
SECTION 1.How Constituted and Powers: The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members committees of the Board, each of which shall consist of one or more directors and shall have such authority as provided in the resolution designating the committee, except such committees shall have no authority as to the following matters:
(a)The submission to shareholders of any action that needs shareholders’ authorization.
(b)The filling of vacancies in the Board or in any committee.
(c)The fixing of compensation of the directors for serving on the Board or on any committee.
(d)The amendment or repeal of these By-Laws, or the adoption of new By-Laws.
(e)The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.
(f)The declaration of dividends.
SECTION 2.Quorum and Manner of Acting: Unless otherwise provided by resolution of the Board of Directors, a majority of each committee of the Board shall constitute a quorum for the transaction of business and the act of a majority of all of the members of the committee, whether present or not, shall be the act of the committee. The members of the committee shall act only as a committee. The procedure of the committee and its manner of acting shall be subject at all times to the directions of the Board of Directors.
SECTION 3.Alternate Members: The Board of Directors may designate one or more eligible directors as alternate members of any committee of the Board who may replace any absent or disqualified member or members at any meeting of any such committee.
ARTICLE IV
CHAIRMAN OF THE BOARD AND OFFICERS
SECTION 1.Chairman of the Board: There shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall preside at all meetings of the directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.
SECTION 2.Number: The Board may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors may in its discretion determine. Any two or more offices may be held by the same person, including, without limitation, by the Chairman of the Board.

SECTION 3.Term of Offices and Qualifications: The Chairman of the Board and those officers elected pursuant to Section 2 of this Article IV shall be chosen by the Board of Directors on the day of the annual meeting. Unless a shorter term is provided in the resolution of the Board electing the Chairman of the Board or such officer, the term of office of the Chairman of the Board or such officer, as applicable, shall extend to and expire at the meeting of the Board held on the day of the next annual meeting.
SECTION 4.Additional Officers: Additional officers other than those elected pursuant to Section 2 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.
SECTION 5.Removal of Chairman of the Board and Officers: The Chairman of the Board and/or any officer may be removed by the Board of Directors with or without cause, at any time. Removal of the Chairman of the Board and/or an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as Chairman of the Board and/or an officer shall not of itself create contract rights.
SECTION 6.Resignation: The Chairman of the Board and/or any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.
SECTION 7.Vacancies: A vacancy in any office, including, without limitation, Chairman of the Board, shall be filled by the Board of Directors.
SECTION 8.Chief Executive Officer: The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is also a director, meetings of directors at which he or she is present.
SECTION 9.President: The President shall, in the absence of the Chief Executive Officer, exercise the powers and duties of the Chief Executive Officer. The President shall have such powers and perform such other duties as may be assigned to him or her by the Board.
SECTION 10.Vice Presidents: Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. With respect to seniority of Vice Presidents, unless the Board determines otherwise, Executive Vice Presidents shall be first in order of priority, Senior Vice Presidents shall be second in order of priority and Vice Presidents shall be third in order of priority.
SECTION 11.Treasurer: The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of and to the credit of the Corporation in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. The Treasurer may sign certificates for stock of the Corporation authorized by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 12.Secretary: It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may sign and execute in the name of the Corporation certificates for the stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article I, Section 12 of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Corporation’s directors and officers and their residence addresses; he or she shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, directors, and the committees of the Board which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer of the Corporation, or in the custody of some other person authorized by the Board of Directors to have such custody.
SECTION 13.Appointed Officers: The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.
SECTION 14.Assignment and Transfer of Stocks, Bonds, and Other Securities: The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Corporation.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS
SECTION 1.Execution of Contracts: The Board of Directors, except as these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.
SECTION 2.Loans: No loans shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.
SECTION 3.Checks, Drafts, etc.: All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.
SECTION 4.Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI
STOCKS AND DIVIDENDS
SECTION 1.Shares of Stock: Shares of stock of the Corporation shall be represented by certificates except to the extent that the Board of Directors of the Corporation shall provide by resolution that some or all of any or all classes and series of stock of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares of stock of the Corporation represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of stock of the Corporation of the same class and series shall be identical.
SECTION 2.Certificates For Shares: To the extent that shares of stock of the Corporation are to be represented by certificates, the certificates therefor shall be in such form as shall be approved by the Board of Directors. The certificates of stock shall be numbered in order of their issue, shall be signed by the Chairman of the Board, the President or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an officer at the date of issue.
SECTION 3.Transfer of Stock: Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her duly authorized attorney, on surrender of the certificate or certificates for stock represented by certificates, properly endorsed, or in the case of shares of stock of the Corporation not represented by certificates, on delivery to the Corporation of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the NYBCL. Every certificate surrendered to the Corporation shall be marked “Canceled”, with the date of cancellation, and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and canceled. A person in whose name stock of the Corporation stands on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that, whenever any transfer of stock shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, or to its transfer agent shall be so expressed in the entry of the transfer. No transfer of stock shall be valid as against the Corporation, or its shareholders for any purpose, until it shall have been entered in the stock records of the Corporation as specified in these By-Laws by an entry showing from and to whom transferred.
SECTION 4.Transfer and Registry Agents: The Corporation may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board of Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock or uncertificated stock of the Corporation.
SECTION 5.Lost, Destroyed and Mutilated Certificates: The holder of any certificated stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate or uncertificated stock in place of the lost or destroyed certificate, but as a condition to such issue, the holder of such certificate must make satisfactory proof of the loss or destruction thereof, and must give to the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary. Such bond of indemnity shall also name as obligee each of the transfer agents and registrars for the stock the certificate for which has been lost or destroyed.
SECTION 6.Record Dates for Certain Purposes: The Board of Directors of the Corporation shall fix a day and hour (a) not more than 60 nor less than 10 days preceding the date of any meeting of shareholders and (b) not more than 60 days preceding the date for payment of any cash or stock dividend, or the date for the allotment of any rights of subscription, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights of subscription, or entitled to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights of subscription, or to exercise rights in connection with such change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such day and hour fixed as aforesaid.
SECTION 7.Dividends and Surplus: Subject to the limitations prescribed by law, the Board of Directors (a) may declare dividends on the stock of the Corporation whenever and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable, (b) may use and apply, in its discretion, any part or all of the surplus of the Corporation in purchasing or acquiring any of the shares of stock of the Corporation, and (c) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion, may think proper as a reserve fund to meet contingencies or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interest of the Corporation.
ARTICLE VII
OFFICES AND BOOKS
SECTION 1.Offices: The Corporation shall maintain an office at such place in the County of New York, State of New York, as the Board of Directors may determine. The Board of Directors may from time to time and at any time establish offices of the Corporation or branches of its business at whatever place or places seem to it expedient.
SECTION 2.Books and Records:
(a)There shall be kept at one or more offices of the Corporation (1) correct and complete books and records of account, (2) minutes of the proceedings of the shareholders, Board of Directors and the committees of the Board, (3) a current list of the directors and officers of the Corporation and their residence addresses, and (4) a copy of these By-Laws.
(b)The stock records may be kept either at the office of the Corporation or at the office of its transfer agent or registrar in the State of New York, if any, and shall contain the names and addresses of all shareholders, the number and class of shares of stock of the

Corporation held by each and the dates when they respectively became the owners of record thereof.
ARTICLE VIII
GENERAL
SECTION 1.Seal: The corporate seal shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Incorporated 2016, New York”.
SECTION 2.Indemnification of Directors and Officers: Except to the extent expressly prohibited by law, the Corporation shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including, without limitation, an action or proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including, without limitation, attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Corporation is authorized to extend rights to indemnification and advancement of expenses to such persons by (a) resolution of the shareholders, (b) resolution of the directors or (c) an agreement, to the extent not expressly prohibited by law.
SECTION 3.Definitions: For purposes of these By-laws, the following definitions shall apply.
(a)A person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be acting in concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person acting in concert with another person shall be deemed to be acting in concert with any third party who is also acting in concert with such other person.
(b)“Affiliate” shall have the meaning set forth for such term in Rule 12b-2 under the Exchange Act.
(c)“Associate” shall have the meaning set forth for such term in Rule 12b-2 under the Exchange Act.
(d)“Beneficial ownership” or “beneficially owned” shall have the meanings set forth for such terms in Section 13(d) of the Exchange Act.

(e)The term “Certificate of Incorporation,” as used herein, includes not only the original Certificate of Incorporation filed to create the Corporation but also all other certificates, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, which are filed pursuant to the NYBCL, and which have the effect of amending or supplementing in some respect this Corporation’s original Certificate of Incorporation.
(f)“Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process or that otherwise may be permitted as an electronic transmission by the NYBCL, as amended from time to time.
(g)“Public announcement” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(h)To be considered a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager, trustee or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “qualified representative” for purposes hereof.
(i)“Solicitation” shall have the meaning set forth for such term in Rule 14a-1(l) under the Exchange Act.
ARTICLE IX
FISCAL YEAR
SECTION 1.Fiscal Year: The fiscal year of the Corporation shall end on the 31st day of December in each year.
ARTICLE X
AMENDMENTS
SECTION 1.Amendments: These By-Laws may be amended, repealed or adopted by a majority of the voting power of all the shares of stock of the Corporation entitled to vote in the election of directors, voting together as a single class. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt By-Laws, the notice of such meeting shall include a brief statement or summary of the proposed action. These By-Laws may also be amended, repealed or adopted by the Board of Directors, except the affirmative vote of the holders of a majority of the voting power of all the shares of stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the first sentence of Article I, Section 2 of these By-Laws. Any By-Law adopted by the Board may be amended or repealed by shareholders entitled to vote thereon as hereinabove provided. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.